Exhibit 99.1


Tuesday January 16, 7:59 am Eastern Time

Press Release

SOURCE: SpectraSite Holdings, Inc.

SpectraSite Reports Record Operational Results for Fourth Quarter

CARY, N.C., Jan. 16 /PRNewswire/ -- SpectraSite Holdings, Inc. ("SpectraSite") (Nasdaq: SITE - news) today reported record operational results and collocation tenant growth for the fourth quarter ended December 31, 2000. The Company added 1,121 new towers, ending the quarter with 5,030 towers. The Company added 505 new collocation tenants to its portfolio of owned towers, resulting in an actual annualized collocation rate and an annualized broadband equivalent rate of 0.52 tenants per tower. In addition, the Company's average collocation rent remained high at $1,502 per month.

"The events of this past year had a profound impact on our business," said Steve Clark, Chief Executive Officer, SpectraSite. "Significant achievements in the year included our expansion into Europe and Mexico, the formation of our Building Division, and the tremendous growth of our US tower portfolio with the acquisition of the SBC towers.

"From an operations standpoint, we consistently delivered record-setting results each quarter this year. For the fourth quarter, our performance on an operational level was excellent, with record new tower and tenant additions. We made considerable progress on the integration of acquired towers, closing on 739 SBC towers and 126 Verizon (formerly AirTouch Cellular) towers. Additionally, our collocation lease-up rate remained high during the fourth quarter, which is traditionally a slower period, a clear indication that demand for our tower space continues to be strong. The quality of our portfolio and strength of our operating team combined with the rising demand for tower space creates great momentum for us as we begin 2001."

SpectraSite will host a conference call to discuss the results today, January 16, 2001 at 11:00 a.m. (EST). Those wishing to listen to the call can dial 888-243-1681 or visit the company's investor relations web site at www.spectrasite.com . A replay will be available until midnight, January 23, 2001 by dialing 800-633-8284 and entering the reservation code 17658584. The replay will also be available on the company investor relations site.

About SpectraSite Communications, Inc.

SpectraSite Communications, Inc. ( www.spectrasite.com ), based in Cary, North Carolina, is one of the leading providers of shared antennae sites and outsourced network services to the wireless communications and broadcast industries in the United States and Canada. SpectraSite's business includes owning and leasing antennae sites on towers, owning and leasing in-building wireless distribution systems, owning and managing rooftops, network planning and deployment, and construction of towers and related wireless facilities. Pro forma for all pending transactions SpectraSite will own or manage more than 28,000 sites. SpectraSite's customers are leading wireless communications providers and broadcasters, including Nextel, SBC, Sprint PCS, AT&T Wireless, Verizon, BellSouth, Telecorp, Teligent, Winstar, Metricom, Cox Broadcasting, Clear Channel Communications and Paxson Communications.

This press release contains "forward-looking statements" concerning future expectations, plans or strategies that involve a number of risks and uncertainties. These statements are based on a number of assumptions that management believes are reasonable based on current business trends as of the date of this release. The Company wishes to caution readers that certain factors may have affected the Company's actual results and could cause results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Such factors include, but are not limited to (i) substantial capital requirements and leverage principally as a consequence of its ongoing acquisitions and construction activities, (ii) dependence on demand for wireless communications,
(iii) the success of the Company's tower construction program and (iv) the successful operational integration of the Company's business acquisitions. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

SOURCE: SpectraSite Holdings, Inc.